Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is dated as of February 17, 2021, and is between Rent-A-Center, Inc., a Delaware corporation (the “Company”) and the holders set forth on the signature pages to this Agreement (each, a “Holder” and collectively, the “Holders”).

WHEREAS, the Company, Radalta, LLC, a Utah limited liability company and wholly-owned subsidiary of the Company, Acima Holdings, LLC, a Utah limited liability company and Aaron Allred, solely in his capacity as the Member Representative, are parties to an Agreement and Plan of Merger, dated as of December 20, 2020 (as it may be amended, supplemented, restated or modified from time to time, the “Merger Agreement”);

WHEREAS, immediately prior to the Effective Time, Holders are holders of Acima Holdings, LLC’s Class A Units and Class B Units, and pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Holders will acquire shares of Common Stock (as defined herein) forming part of the Aggregate Stock Consideration as of the Effective Time (as defined herein); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Holders as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.         Definitions. As used in this Agreement, the following terms shall have the following meanings:

“415 Shelf Registration Statement” means a Registration Statement on Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act.

“Agreement” means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time.

“Automatic Shelf Registration Statement” means a Registration Statement that is an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by Law or other governmental actions to close.

“Chosen Courts” has the meaning set forth in Section 8(k)(ii).

“Common Stock” means common stock of the Company and any securities issued in respect thereof in connection with any stock split, share subdivision or dividend.

“Company” has the meaning set forth in the Preamble.

“Company Indemnified Person” has the meaning set forth in Section 6(b).

“Controlling Person” means, with respect to any person, a “controlling person” of such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

“Covered Person” has the meaning set forth in Section 6(a).

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Request” has the meaning set forth in Section 2(a).

“Effective Time” has the meaning set forth in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (or any successor statute and related rules and regulations).

“Governmental Entity” has the meaning set forth in the Merger Agreement.

“Holder” has the meaning set forth in the Preamble.

“Laws” has the meaning set forth in the Merger Agreement.

“Marketed Underwritten Offering” means an Underwritten Offering that involves (i) one-on-one meetings or calls between investors and management of the Company, other than any Underwritten Offering in the form of a “block trade” which requires not more than three (3) one-on-one calls between investors and management of the Company, (ii) a customary roadshow or other marketing activity or (iii) any other substantial marketing effort by the underwriters over a period of at least twenty-four (24) hours.

“Merger” has the meaning set forth in the Merger Agreement.

“Merger Agreement” has the meaning set forth in the Recitals.

“Person” has the meaning set forth in the Merger Agreement.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, any shares of Common Stock received by a Holder pursuant to the Merger Agreement and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization; provided, however, that as to any particular Registrable Securities, such shares shall cease to constitute Registrable Securities (a) when such shares have been effectively registered under the Securities Act and disposed of under an effective Registration Statement in accordance with this Agreement or have been transferred in compliance with Rule 144 or (b) to the extent such shares can be sold freely without restriction or limitation pursuant to Rule 144 without any volume or manner of sale restrictions; provided, further, for the avoidance of doubt, nothing in this Agreement shall permit a Holder to transfer any Registrable Securities at a time when such Holder is not permitted to do so pursuant to the terms of the Lockup Agreement or Restricted Stock Agreement to which such Holder is a party.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission, or any successor Governmental Entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (or any successor statute and related rules and regulations).

“Selling Expenses” means all selling commissions, underwriting discounts and commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Shelf Registration Statement” means an Automatic Shelf Registration Statement or a 415 Shelf Registration Statement.

“Subsidiaries” has the meaning set forth in the Merger Agreement.

“Suspension” has the meaning set forth in Section 3.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter participates in the distribution of such securities.

Section 2.         Shelf and Demand Registrations.

(a)          At any time following six (6) months after the Effective Time, Holders of greater than ten percent (10%) of the aggregate then-outstanding Registrable Securities may, by providing written notice to the Company, request to sell all or part of the Registrable Securities of such Holders pursuant to a Registration Statement (a “Demand Registration”). Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold by such Holders pursuant to the Demand Registration and the intended method of distribution thereof, which, for avoidance of doubt, may include an Underwritten Offering as contemplated by Section 2.2(b). To the extent the Company is then eligible, the registration will be effected by filing a Shelf Registration Statement. Promptly (but in any event within three (3) Business Days) after receipt of a Demand Registration Request, the Company shall give written notice of the Demand Registration Request to all other Holders of Registrable Securities. As promptly as practicable and no later than forty-five (45) days after receipt of a Demand Registration Request, the Company shall register all Registrable Securities (i) that have been requested to be registered in the Demand Registration Request and (ii) with respect to which the Company has received a written request for inclusion in the Demand Registration from a Holder no later than ten (10) Business Days after the date on which the Company has given notice to Holders of the Demand Registration Request. The Company shall use reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and maintain such effectiveness for a period of at least 60 days. The Company shall not be required to effect more than four (4) Demand Registrations under this Agreement.

(b)          Upon the receipt by the Company of a written request from Holders holding a majority of the Registrable Securities in an Underwritten Offering that is not a Marketed Underwritten Offering, the Company will give written notice of such request to all other Holders which notice shall be given in any event within five (5) Business Days of the date on which the Company received the initial request. Any other Holders that desire to sell Registrable Securities of such Underwritten Offering shall give written notice to the Company within five (5) Business Days after the date the Company gave such other Holders notice of the such initial request specifying the number of Registrable Securities proposed by such Holder to be included in such Underwritten Offering. A Holder may change the number of Registrable Securities proposed to be offered in any such Underwritten Offering at any time prior to commencement of such offering so long as such change would not materially adversely affect the timing or success of such Underwritten Offering; provided, however, that the Company shall be entitled to reasonably delay an Underwritten Offering to the extent resulting from such change. The Company will cooperate with such Holders and any Underwriter in effecting an Underwritten Offering pursuant to the Shelf Registration Statement as promptly as reasonably practicable with respect to all such Registrable Securities, subject to the limitations and conditions with respect to Underwritten Offerings (the “Underwritten Offering Limitations”):

(i)            The Company shall not be required to effect more than four (4) Underwritten Offerings in the aggregate, only one (1) of which may be a Marketed Underwritten Offering.

(ii)           The Company shall not be required to effect any Underwritten Offering within ninety (90) days after another Underwritten Offering.

(iii)          The Company shall not be required to effect any Underwritten Offering unless the aggregate gross proceeds expected to be received from the sale of Registrable Securities in such offering is at least $50 million.

(iv)          With respect to a Marketed Underwritten Offering only, the Company shall each be entitled to select one nationally recognized investment banking firm to serve as a lead Underwriter, and the holders of a majority of the Registration Shares to be offered in the Underwritten Offering may select a nationally recognized investment banking firm to serve as a co-lead Underwriter.

(v)           With respect to an Underwritten Offering that is not a Marketed Underwritten Offering, the holders of a majority of the Registrable Securities to be offered shall be entitled to select the nationally recognized investment banking firm to serve as the lead Underwriter and, if additional underwriters are reasonably necessary or desirable, the Company shall select any additional Underwriters.

(c)          Withdrawal. A Holder may, by written notice to the Company, withdraw the Registrable Securities of such Holder from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement.

Section 3.         Suspensions.

(a)          The Company shall be entitled to delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus (a “Suspension”) if the Company delivers a certificate to the requesting Holder signed by an executive officer of the Company that it has determined in good faith that (i) proceeding with the filing, effectiveness or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose material non-public information that the Company would not otherwise be required to disclose at such time or (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have a material adverse effect on any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction; provided, that the Company shall not be entitled to exercise a Suspension for a period exceeding sixty (60) days on any one occasion or on more than two (2) occasions in any one year period, or to exercise a Suspension at any time when directors and officers are not prohibited by the Company from engaging in transactions in the Company’s securities; and provided further that the Company shall not register any securities for sale for its own account or that of any other shareholder during any Suspension. Each Holder who is notified by the Company of a Suspension pursuant to this Section 3 shall keep the existence of such Suspension confidential and shall immediately discontinue (and direct any other Person making offers or sales of Registrable Securities on behalf of such Holder to immediately discontinue) offers and sales of Registrable Securities pursuant to such Registration Statement or Prospectus until such time as it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed. If the Company delays or suspends a Demand Registration, the Holder that initiated such Demand Registration shall be entitled to withdraw its Demand Registration Request and, if it does so, such Demand Registration Request shall not count against the limitation on the number of Demand Registrations set forth in Section 2(a).

(b)          In addition to the foregoing, in no event shall the Company be required to file any Registration Statement, Prospectus or amendments thereto during the Company’s quarterly blackout periods beginning on the fifteenth calendar day of the last month in each quarter and ending one full trading day following the Company’s regular release of earnings for such quarter (provided, that if the quarterly blackout periods applicable to directors or officers of the Company are reduced, increased or eliminated from the periods set forth above, such reduction, increase or elimination shall automatically apply to the periods set forth above and the Company shall promptly notify the Holders of any such reduction, increase or elimination of the quarterly blackout periods applicable to its directors or officers). Each Holder agrees to discontinue making offers and sales of Registrable Securities pursuant to a Demand Registration Statement or Prospectus during any such quarterly blackout period. Such periods shall not constitute Suspension periods for purposes of the frequency limitations described above in Section 3(a).

Section 4.         Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, which, for avoidance of doubt, shall not include an underwritten offering, as promptly as is practicable and, pursuant thereto, the Company shall:

(a)          prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and (if the Registration Statement is not automatically effective upon filing) use reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable; provided that before filing a Registration Statement or any amendments or supplements thereto, the Company shall furnish to counsel to the Holders for such registration copies of all documents proposed to be filed, which documents shall be subject to review by counsel to the Holders at the Company’s expense, and give the Holders participating in such registration a reasonable opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process;

(b)          cause the Company’s representatives to supply all information reasonably requested by the relevant Holders, any Underwriter or their respective representatives in connection with the Registration Statement or Underwritten Offering that is customarily provided by issuers and their representatives in connection with a registration statement or Underwritten Offering;

(c)          prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective in accordance with this Agreement or until all of the Registrable Securities covered by such Registration Statement have been disposed of and comply with the applicable requirements of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement;

(d)          furnish to each Holder participating in the registration, without charge, such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(e)          use reasonable best efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdiction(s) as any Holder participating in the registration reasonably requests and (ii) do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder to consummate the disposition of such Holder’s Registrable Securities in such jurisdiction(s); provided, that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 4(e);

(f)           promptly notify each Underwriter and each Holder participating in the registration:

(i)            each time when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii)           of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and

(iii)          of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(g)          notify each Holder participating in such registration, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable, prepare, file with the SEC and furnish to such Holder a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(h)          in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use reasonable best efforts to promptly obtain the withdrawal or lifting of any such order or suspension;

(i)           not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name or otherwise identifies such Holder as the holder of any securities of the Company without the consent of such Holder (such consent not to be unreasonably withheld or delayed), unless and to the extent such disclosure is required by law; provided, that (i) each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus and (ii) each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder or of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made and to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that such Prospectus shall not contain any untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(j)           cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(k)          cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(l)           not later than the effective date of such Registration Statement, provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement;

(m)         not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby and provide the applicable transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(n)          enter into customary agreements (including underwriting agreements) and use reasonable best efforts to take such other actions as are reasonably requested by the relevant Holders in order to expedite or facilitate the disposition of such Registrable Securities, including, subject to the provisions of Section 2.2(b) with respect to a Marketed Underwritten Offering, preparing for and participating in a road show and other customary selling efforts as the Underwriters, if any, or such Holders reasonably request in order to expedite or facilitate such disposition;

(o)          if requested by the relevant Holders or the Underwriter(s), if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(p)         except to the extent prohibited by applicable Laws and subject to entry into a customary confidentiality agreement or arrangement, make available, after reasonable advance notice, for inspection by the relevant Holders, any Underwriter participating in any disposition of such Registrable Securities and any representative for such Holders and/or such Underwriter (collectively, the “Inspectors”), during business hours at the offices where such information is normally kept, any financial and other records and corporate documents of the Company (collectively, the “Records”) as will be reasonably necessary to enable them to conduct reasonable and customary due diligence with respect to the Company and the related Registration Statement and Prospectus and request the representatives of the Company to supply all information reasonably requested by any such Inspector; provided, however, that Records and information obtained hereunder will be used by such Inspectors only for purposes of conducting such due diligence;

(q)          use its reasonable best efforts to obtain and deliver to each Underwriter a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter may reasonably request; provided, however, that if the Company fails to obtain such comfort letter and the relevant offering is abandoned, then such Underwritten Offering or Demand Registration will not count as an Underwritten Offering or Demand Registration, as applicable, for purposes of determining when future Underwritten Offerings or Demand Registrations may be requested by Holders pursuant to Section 2.2(a) and Section 2.2(b);

(r)           use its reasonable best efforts to obtain and deliver to each Underwriter a 10b-5 statement and legal opinion from the Company’s external counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions delivered to Underwriters in Underwritten Offerings as such Underwriter may reasonably request; provided, however, that if the Company fails to obtain such statement or opinion and the relevant offering is abandoned, then such Underwritten Offering or Demand Registration will not count as an Underwritten Offering or Demand Registration, as applicable, for purposes of determining when future Underwritten Offerings or Demand Registrations may be requested by Holders pursuant to Section 2.2(a) and Section 2.2(b);

(s)          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve (12) months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(t)          make representations and warranties to such Holders and the Underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary offerings; and

(u)          use reasonable best efforts to cooperate with each such Holder and each Underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

Section 5.         Registration Expenses.

(a)          The Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all SEC, FINRA and other registration and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted; (iii) all fees and expenses of complying with securities and blue sky laws (including fees and disbursements of counsel for the Company in connection therewith); (iv) all printing, messenger, telephone and delivery expenses (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto); (v) all transfer agent’s and registrar’s fees; (vi) all fees and expenses of counsel to the Company; and (vii) all fees and expenses of the Company’s independent public accountants and any other Persons retained by the Company in connection with or incident to any registration of Registrable Securities pursuant to this Agreement (all such costs, fees and expenses, “Registration Expenses”). Each Holder shall pay the fees and expenses of any counsel engaged by such Holder and shall bear its respective Selling Expenses associated with a registered sale of its Registrable Securities pursuant to this Agreement.

(b)          The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended; provided, that the Registration Expenses for any Registration Statement withdrawn solely at the request of one or more Holder(s) (unless withdrawn following commencement of a Suspension) shall be borne by such Holder(s).

Section 6.         Indemnification; Contribution.

(a)          The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities, its affiliates and their respective partners, directors, officers, members, employees, agents, and each Person, who is a Controlling Person of such Holder or any of the other foregoing indemnified Persons (each of the foregoing, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses to which such Covered Person may become subject under applicable U.S. federal and state or non-U.S. securities laws, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company any U.S. federal or state or non-U.S. securities laws applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of the applicable Registrable Securities, and the Company shall reimburse each Covered Person for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided, that, in the case of each of clauses (i), (ii), and (iii), the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon, and in conformity with, written information prepared and furnished to the Company by or on behalf of such Covered Person expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)          In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall, to the fullest extent permitted by law, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is a Controlling Person of the Company or any of the other foregoing indemnified Persons (each of the foregoing, a “Company Indemnified Person”) against any losses, claims, actions, damages, liabilities and expenses to which such Company Indemnified Person may become subject under applicable U.S. federal and state or non-U.S. securities laws, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein; or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein, and each such Holder shall reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by such Company Indemnified Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided, that the obligation to indemnify pursuant to this Section 6(b) shall not exceed an amount equal to the net proceeds received by such Holder in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. This indemnity shall be in addition to any liability which each such Holder may otherwise have.

(c)          Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification hereunder is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party; provided, that any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, or (C) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest.

(d)          If the indemnification provided for in this Section 6(d) is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to herein, then the applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements, omissions or violations which resulted in such loss, claim, action, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the U.S. federal and state or non-U.S. securities law applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of the applicable Registrable Securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 6(d). In no event shall the amount which a Holder of Registrable Securities may be obligated to contribute pursuant to this Section 6(d) exceed an amount equal to the gross proceeds received by such Holder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)          The provisions of this Section 6(e) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the transfer of any Registrable Securities by any Holder.

Section 7.         Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)          use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b)          use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)          furnish to any Holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

Section 8.         Miscellaneous.

(a)          Effective Time. The operative provisions of this Agreement shall become effective as of the Effective Time.

(b)          Termination. This Agreement shall terminate immediately with respect to a Holder upon the earlier of (i) the forty-two (42)-month anniversary of the Closing Date, (ii) the mutual written agreement of the Company and such Holder, and (iii) the date on which such Holder does not own any Registrable Securities; provided that the provisions of Section 5, Section 5(a) and Section 8 shall survive such termination. Neither the provisions of this Section 8(b) nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement.

(c)          Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

(d)         Extension; Waiver. At any time prior to the termination of this Agreement pursuant to Section 8(b), the parties hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(e)          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) when received if delivered personally, (b) on the next Business Day if sent by overnight courier for next Business Day delivery (providing proof of delivery), (c) on receipt of confirmation if sent by facsimile, (d) in five (5) Business Days if sent by United States registered or certified mail, postage prepaid (return receipt requested) or (e) when transmitted by email (provided that no failure message is generated) to the other parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Holders, to:

Aaron Allred, as Member Representative
13907 S Minuteman Drive, Suite 500
Draper, UT 84020
E-mail:           aaron.allred@acimacredit.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:     Nicholas G. Demmo
Facsimile:      (212) 403-1381
E-mail:           ngdemmo@wlrk.com

and

if to the Company, to:

Rent-A-Center, Inc.
5501 Headquarters Dr.
Plano, TX 75024
Attention:     General Counsel
Facsimile:      (866) 456-1809
E-mail:           Bryan.Pechersky@rentacenter.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1888 Century Park East, 21st Floor
Los Angeles, California 90067
Attention:     Alison S. Ressler
Facsimile:      (310) 407-2681
E-mail:           resslera@sullcrom.com

(f)          Interpretation. A reference made in this Agreement to a Section shall be to an Section in this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning and effect of the word “shall.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by both of the parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Agreement. Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

(g)         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(i)          Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(j)          Waiver of Jury Trial. EACH PARTY HERETO AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER; (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY; AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8(j).

(k)          Governing Law; Jurisdiction.

(i)            This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii)           Each of the parties hereto irrevocably agrees that it shall bring any proceeding in respect of any claim arising out of or related to this Agreement and the rights and obligations arising in connection herewith, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by any other party hereto or its successors or assigns, exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) and solely in connection with such proceeding, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) irrevocably waives any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve in accordance with this Section 8(k)(ii) and any claim that it or its property is exempt or immune from the jurisdiction of the Chosen Courts or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) irrevocably submits to the exclusive venue of any such proceeding in the Chosen Courts and waives any objection to laying venue in any such proceeding in the Chosen Courts and (d) waives any objection that the Chosen Courts is an inconvenient forum, does not have jurisdiction over such party hereto or that this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. Each party agrees that a final and nonappealable judgment in any proceeding originally brought in the Chosen Courts shall be conclusive and binding upon both of the parties and may be enforced in any other courts the jurisdiction of the parties may be subject, by suit upon such judgment. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8(e) and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the jurisdiction of the Chosen Courts. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(l)           Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (in whole or in part) by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party and any such assignment without such consent shall be null and void and of no effect, provided, that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. No assignment by either party shall relieve such party of any of its obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

(m)         Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

RENT-A-CENTER, INC.

By:	/S/ Bryan Pechersky
	Name:	Bryan Pechersky
	Title:	Executive Vice President, General Counsel and Secretary

AARON ALLRED

By:	/S/ Aaron Allred
	Name:	Aaron Allred

ARIES SIMPLE FINANCE, LLC

By:	/S/ Richard P. Durham
	Name:	Richard P. Durham
	Title:	Manager